Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
Guaranty Federal Bancshares, Inc.
Springfield, Missouri

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 2008, on our audits of the consolidated financial statements included in the Annual Report on Form 10-K of Guaranty Federal Bancshares, Inc. as of December 31, 2007 and 2006, and for the years ended December 31, 2007, 2006 and 2005.  We also consent to the reference to our firm under the caption “Experts.”

/s/BKD, LLP

Springfield, Missouri
February 28, 2009